Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DUET Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), we, Yeoh Oon Lai and Dharmendra Magasvaran, Co-Chief Executive Officers of the Company, each certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 14, 2022

/s/ Yeoh Oon Lai
Yeoh Oon Lai
Co-Chief Executive Officer
(Principal Executive Officer)

/s/ Dharmendra Magasvaran
Dharmendra Magasvaran
Co-Chief Executive Officer
(Principal Executive Officer)